SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of1934
                                   (Amendment No.   )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e) (2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             HARRIS & HARRIS GROUP, INC.
                 (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14-a-6(i) (1)
       and 0-11.
       1) Title of each class of securities to which transaction applies:

          _______________________________________________________________

       2) Aggregate number of securities to which transaction applies:

          _______________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          _______________________________________________________________

       4) Proposed maximum aggregate value of transaction:

          _______________________________________________________________

       5) Total fee paid:

          _______________________________________________________________
          /1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

             _______________________________________________________________

          2) Form, Schedule or Registration Statement No.:

             _______________________________________________________________

          3) Filing Party:

             _______________________________________________________________

          4) Date Filed:

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                                HARRIS & HARRIS GROUP, INC.

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 To Be Held April 26, 2000

                     TO THE SHAREHOLDERS OF HARRIS & HARRIS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of the shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Wednesday, April 26, at 2:00 p.m., local time, at 780 Third Avenue (between 48th and 49th), New York, New York 10017. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

               1. To elect eight (8) directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

               2. To approve the performance goals under the Harris & Harris Group, Inc. Employee Profit-
                    Sharing Plan, effective as of January 1, 2000.

               3. To ratify, confirm and approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for its fiscal year ending December 31, 2000.

               4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of common stock of record, at the close of business on March 22, 2000 will be entitled to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                                      By Order of the Board of Directors

     March 29, 2000                   Rachel M. Pernia
     New York, New York               Secretary


     IMPORTANT:  PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                      THE MEETING DATE IS APRIL 26, 2000.


                                  PROXY STATEMENT

                               HARRIS & HARRIS GROUP, INC.
                            Annual Meeting of Shareholders
                                     April 26, 2000

                                  GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company") to be voted at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 26, 2000 and at any adjournment thereof.

     The Annual Meeting will be held on Wednesday, April 26, 2000 at 2:00 p.m., local time, at 780 Third Avenue, New York, New York 10017. At the Annual Meeting, shareholders of the Company will be asked to elect eight directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement.

     The mailing address of the principal executive office of the Company is One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 (telephone 212-332-3600). The enclosed proxy card and this proxy statement and annual report are being first transmitted on or about March 29, 2000 to shareholders of the Company.

     The Board of Directors has fixed the close of business on March 22, 2000 as the record date for the determination of shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 9,240,831 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Revocation; Vote Required
------------------------------------------

     All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals.

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

     Approval of any of the matters submitted for stockholder approval requires that a quorum be present. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes are proxies received by the Company from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

     For the election of Directors, each nominee must receive the affirmative vote of a plurality of the votes cast by the shares of common stock present and in person or represented by proxy and entitled to vote. Votes that are withheld, abstentions and broker non-votes will not be included in determining the number of votes cast, and will have no effect on the election of directors. Except as stated specifically and except with respect to the election of directors, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. For such purposes, abstentions and broker non-votes will not be counted as votes cast or as votes entitled to be cast on the matter and will have no affect on the result of the vote.

     Proxies are being solicited by the Company. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Company. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Company. It is estimated that those costs will be nominal.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The eight nominees listed below, all of whom currently serve as directors, have been nominated to serve as directors of the Company until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.


NOMINEES

     Certain information, as of February 29, 2000, with respect to each of the eight nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All nominees are currently directors of the Company.

Directors
---------

     Dr. C. Wayne Bardin, age 65, was elected to the Company's Board of Directors in December 1994. He is currently President of Thyreos Corp., a privately held, start-up pharmaceutical company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. His recent professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 500 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He has directed clinical R&D under 18 investigational new drug applications filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for National Institute of Health, World Health Organization, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; an M.S. and M.D. from Baylor University and a Doctor Honoris Causa from the University of Caen and the University of Paris.

     Dr. Phillip A. Bauman, age 44, was elected to the Company's Board of Directors in February 1998. Dr. Bauman is an orthopaedic surgeon in practice in New York City and is an Assistant Professor at Columbia University. He has been Vice President of Orthopaedic Associates of New York since 1994 and is the orthopaedic director of the Miller Health Care Institute in New York City. He received a bachelor's degree from Harvard University, a master's in biology from Harvard University in 1977, and his medical degree from Columbia University in 1981. He is a member of numerous medical societies including the American Academy of Orthopaedic Surgeons and holds appointments on several medical advisory boards, including the New York Academy of Medicine.

     G. Morgan Browne, age 65, was elected to the Company's Board of Directors in June 1992. Since 1985, Mr. Browne has been Administrative Director of the Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically based companies as an individual consultant and as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of OSI Pharmaceuticals, Inc. (principally engaged in drug discovery based on gene transcription), a founding director of the New York Biotechnology Association, and a founding director and Treasurer of the Long Island Research Institute. He is a graduate of Yale University and attended New York University Graduate School of Business.

     Harry E. Ekblom, age 72, was elected to the Company's Board of Directors in 1984. Mr. Ekblom is a partner in Ekblom & Ekblom LLC, a law firm, and President of Harry E. Ekblom & Co., Inc. From 1985 to 1996, he was Vice Chairman of A.T. Hudson & Co. Inc. Before 1984, he was employed by European American Bank as the Chairman of its Board of Directors and Chief Executive Officer. Mr. Ekblom is a director of The Commercial Bank of New York. He is a graduate of Columbia College and the New York University School of Law, a member of the New York Bar, and holds honorary degrees from Hofstra University and Pace University.

     Dugald A. Fletcher, age 70, was elected to the Company's Board of Directors in June 1996. Mr. Fletcher has been President of Fletcher & Company, Inc., a management consulting firm, for the past five years. He was also Chairman of Binnings Building Products Company, Inc. until the end of 1997, and is an Advisor to the Gabelli Growth Fund and a Director of the Gabelli Convertible Securities Fund. His previous business appointments include: advisor to the Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries (building and consumer products); Director and investor in Mid-Atlantic Coca-Cola Bottling Company; Senior Vice President of Booz-Allen & Hamilton and President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is a graduate of Harvard College and of Harvard Business School.

     *Charles E. Harris, age 57, has been a director of the Company and Chairman of its Board of Directors since April 1984 and Chief Compliance Officer since February 1997. He has served as Chief Executive Officer of the Company since July 1984. He has served as a director, trustee, control person, chairman and/or chief executive officer of various publicly and
privately held corporations and not-for-profit institutions.   Prior to 1984,
he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a member of the New York Society of Security Analysts. Among his eleemosynary activities, he is currently a Trustee of, and a member of the President's Council of, the Cold Spring Harbor Laboratory; a Trustee of the Nidus Center, a life sciences business incubator in St. Louis, Missouri; and a life-sustaining fellow and a member of the President's Council of the Massachusetts Institute of Technology. He was graduated from Princeton University (A.B., 1964) and the Columbia University Graduate School of Business (M.B.A., 1967).

     Glenn E. Mayer, age 74, has been a director of the Company since 1981. In December 1991, Mr. Mayer joined, as a Senior Vice President, the Investment Banking division of Reich & Company. Reich & Co. is now a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For 15 years prior to that, he was employed by Jesup & Lamont Securities Co. and its successor firms, in the Corporate Finance department. Mr. Mayer is a graduate of Indiana University.

    James E. Roberts, age 54, was elected to the Company's Board of Directors in June 1995. Since October 1999, Mr. Roberts has been Chief Executive Officer of The Insurance Corporation of New York, Dakota Specialty Insurance Company, and ReCor Insurance Company Inc. and Vice Chairman of Chartwell Reinsurance Company. Since May 1995, Mr. Roberts has been Vice Chairman of Trenwick America Reinsurance Corporation. During the nine years prior to that, Mr. Roberts held the following positions at Re Capital
Corporation: President and Chief Executive Officer, from 1992 to 1995; President and Chief Operating Officer, 1991 to 1992; Director since 1989 and Senior Vice President, 1986 to 1991; President and Chief Executive Officer of the Company's principal operating subsidiary, Re Capital Reinsurance Corporation, from 1991 to 1995. All of the preceding companies are part of Trenwick Group, Inc., which is a property and casualty insurance and reinsurance company. Mr. Roberts served as Senior Vice President and Chief Underwriting Officer of North Star Reinsurance Corporation, from 1979 to 1986; Vice President of Rollins Burdick Hunter of New York, Inc., 1977 to 1979; Secretary of American Home Assurance/National Union Insurance Group of American International Group, Inc., 1973 to 1977; and commercial casualty underwriter at Continental Insurance Company, 1972 to 1973. Mr. Roberts is a graduate of Cornell University.

*  Charles E. Harris is an "interested person" of the Company, as defined in the Investment Company Act of 1940, as an owner of more than five percent of the Company's stock, as a control person and as an officer of the Company.
                                      5

Meetings of the Board of Directors and Committees
-------------------------------------------------

     In 1999, there were seven meetings of the Board of Directors of the Company, and the Board acted four times by unanimous written consent. No incumbent director attended fewer than 75 percent of the aggregate of Board of Directors' and applicable committee meetings held in 1999 (during the periods that they so served).

     The Company's Board of Directors has five committees comprised of the following members:

                               Committees

     Executive                Audit                  Compensation

Charles E.  Harris*      Harry E. Ekblom*          James E. Roberts*
Dr. C. Wayne Bardin      Dr. Phillip A. Bauman     Harry E. Ekblom
Glenn E. Mayer           Glenn E. Mayer            Dugald A. Fletcher
James E. Roberts

    Nominating           Investment and Valuation

Charles E. Harris*       Charles E. Harris*
G. Morgan Browne         G. Morgan Browne
Harry E. Ekblom          James E. Roberts
Dr. Phillip A. Bauman    Dugald A. Fletcher
----------
* Chairman of the Committee

     The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee in 1999.

     The Audit Committee considers and recommends to the Board of Directors the selection of the Company's auditors, reviews with the auditors the plan and results of the annual audit and the adequacy of the Company's systems of internal accounting controls. The Audit Committee met once in 1999.

     The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Company's officers and employees. The Compensation Committee did not meet as a separate committee in 1999.

     The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors. See "Submission of Shareholder Proposals." The Nominating Committee did not meet as a separate committee in 1999.

     The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Company's assets for reporting purposes pursuant to the Company's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met four times in 1999.

                                     6

Security ownership of Directors and Executive Officers and other principal holders of the Company's voting securities
--------------------------------------------------------------------------

     The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Company's common stock as of February 29, 2000 by (1) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding common stock,
(2) each director of the Company, (3) each current executive officer listed in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners. At this time, the Company is unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than the ones noted below.


Name and Address of                  Number of Shares of        Percent of
Beneficial Owner                     Common Stock Owned         Class (1)
-------------------                  -------------------        ----------

Charles E. and Susan T. Harris
One Rockefeller Plaza, Suite 1430         984,562 (2)             10.65%
New York, NY 10020

Jordan American Holdings, Inc.
1875 Ski Time Square, Suite 1             602,765 (3)              6.52%
Steamboat Springs, CO 80487

Dr. C. Wayne Bardin                        12,036 (4)                *

Dr. Phillip A. Bauman                      12,586 (5)                *

G. Morgan Browne                           15,629                    *

Harry E. Ekblom                            10,357                    *

Dugald A. Fletcher                          5,408                    *

Glenn E. Mayer                             79,000 (6)                *

Mel P. Melsheimer                          10,072                    *

James E. Roberts                            7,735                    *

Rachel M. Pernia                             --                      *

All Directors and Executive
Officers as a group (10 persons)        1,137,385                  12.31%


*  Less than one percent of issued and outstanding stock.

                                     7

<F1>
(1) Shares of common stock subject to warrants and options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of class of the person or group holding such warrants but are not deemed outstanding for computing the percentage of class of any other person.

<F2>
(2) Includes 875,827 shares for which Mrs. Harris has sole power to vote and dispose of; 8,500 shares for which Mr. Harris has sole power to vote and dispose of. Includes 100,235 shares owned by the Susan T. and Charles E. Harris Foundation, in which Charles E. Harris and Susan T. Harris are designated trustees; voting and dispositive power are vested with the trustees.

<F3>
(3)   Represents shares owned by Jordan American Holdings, Inc. pursuant to
      Schedule 13G, filed on February 14, 2000. Jordan American Holdings, Inc. is a registered investment advisor that holds these shares for investment purposes only on behalf of various clients.

<F4>
(4) Includes 2,840 shares owned by Bardin LLC for the Bardin LLC Profit-Sharing Keogh.

<F5>
(5)   Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife.

<F6>
(6)   Includes 2,000 shares owned by Mrs. Mayer.

Executive Officers
------------------

     Set forth below is certain information with respect to the executive officers of the Company:

     Charles E. Harris, Chairman, Chief Executive Officer and Chief Compliance Officer. For additional information about Mr. Harris, please see the Directors' biographical information section.

     Mel P. Melsheimer, age 60, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997. Previously, Harris
& Harris Group utilized Mr. Melsheimer as a nearly full-time consultant or officer of an investee company since March 1994. Mr. Melsheimer has had extensive entrepreneurial experience as well as senior operational and financial management responsibilities with publicly and privately owned companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. From June 1991 to August 1992, he served as President and Chief Executive Officer of Land-O-Sun Dairies as well as Executive Vice President of Finevest Foods, Inc. From March 1989 to May 1991, he served as Vice President, Chief Financial Officer and Treasurer of Finevest Foods, Inc. From January 1984 to February 1989, he served as Chairman, Chief Executive Officer and Founder of PHX Pacific, Inc. and President and Chief Executive Officer of MPM Capital Corp. From January 1981 to December 1983, he served as Executive Vice President and Chief Operating Officer of AZL Resources. From November 1975 to December 1980, he served as Executive Vice President and Chief Financial Officer of AZL Resources. From January 1968 to November 1975, he served in a financial capacity before becoming Vice President and Chief Financial Officer of Pepsi-Cola Company, PepsiCo, Inc. in 1972. He was graduated from the University of Southern California (M.B.A.) and Occidental College (B.A., Economics).

                                    8

     Rachel M. Pernia, age 41, has served since January 1992 as a Vice President and Controller of the Company, as Treasurer since November 1994 and Secretary since September 1996. From 1988 until Ms. Pernia joined the Company, she was employed as Assistant Controller for Cellcom Corp. From 1985 through 1988, she was employed as a senior corporate accountant by Bristol-Myers Squibb Company. She was graduated from Rutgers University (B.A., 1981; M.B.A., 2000) and is a certified public accountant.

Executive Compensation

Summary Compensation Table

     The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and the other executive officers of the Company, whose individual remuneration exceeded $60,000 for the year ended December 31, 1999.

                                                      Long Term
                            Annual Compensation       Compensation
                                                      Awards
                        ---------------------------   ----------
Name and                                              Securities
Principal                              Other Annual   Underlying    All Other
Position          Year  Salary  Bonus  Compensation   Options     Compensation
---------         ----  ------  -----  -------------  ----------  ------------
                         ($)    ($)(1)    ($) (2)        (3)        ($) (4)

Charles E.Harris  1999  202,980  785,031  40,674          --         63,422
Chairman, CEO &   1998  200,000    --     37,758          --         15,990
Chief Compliance  1997  574,380    --     32,801          --          9,500
Officer (5)

Mel P. Melsheimer 1999  229,690  240,974    --            --         10,000
President, COO    1998  223,000    --       --            --         10,000
& CFO (6)         1997  209,852    --     61,992        300,000       9,500

Rachel M. Pernia  1999   90,092   86,758    --            --         10,000
Controller,       1998   86,720    --       --            --         10,000
Treasurer &       1997   83,046    --       --           50,000       9,500
Secretary

<F1>
(1) These amounts represent the approximate amounts earned as a result of realized gains during the year ended December 31, 1999 under the Harris & Harris Group Employee Profit-Sharing Plan, effective as of January 1, 1998 (the "1998 Plan") which is described below.

<F2>
(2) Other than Mr. Melsheimer and Mr. Harris, amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

<F3>
(3) The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997. As a substitution for the 1988 Stock Option Plan, the Company adopted the Plan.

<F4>
(4) Except for Mr. Harris's 1999 "All Other Compensation," the amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below. Mr. Harris's "All Other Compensation" consists of: $10,000 401(k) Plan employer contribution; $41,442 for accrual for his 1999 SERP contribution; and $11,980 in life insurance premiums for the benefit of his beneficiaries.

     Except for Mr. Harris, amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below.

<F5>
(5) Mr. Harris has an employment agreement which is discussed below under "Employment Agreement."

<F6>
(6) Mr. Melsheimer joined the Company as President, Chief Operating Officer and Chief Financial Officer in February 1997. From 1994 to February 1997, Mr. Melsheimer was utilized by the Company as a independent consultant. Included in Mr. Melsheimer=s 1997 Other Annual Compensation is $61,992 in relocation reimbursements.

Employee Benefits

     The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997. As a substitution for the 1988 Stock Option Plan, the Company adopted an employee profit sharing plan.

Employee Profit-Sharing Plan
----------------------------

     As of January 1, 1998, the Company began implementing the Harris & Harris Group, Inc. Employee Profit Sharing Plan (the "1998 Plan") that provides for profit sharing equal to 20 percent of the net realized income of the Company as reflected on the consolidated statement of operations of the Company for such year, less the nonqualifying gain, if any. The distribution percentages for each officer and employee for 1999 were as follows: Charles E. Harris,
13.790 percent; Mel P. Melsheimer, 4.233 percent; Rachel M. Pernia, 1.524 percent; and Jacqueline M. Matthews, 0.453 percent. Under the 1998 Plan, net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or distributions made to shareholders, payments under the 1998 Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying
Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered nonqualifying gain, which reduces "Qualifying Income."

     As soon as practicable following each year end, the Board of Directors determines whether, and if so how much, "Qualifying Income" exists for a plan year, and 90 percent of the Qualifying Income is paid out to 1998 Plan participants pursuant to the distribution percentages set forth in the 1998 Plan. The remaining 10 percent is paid out after the Company has filed its federal tax return for that year in which "Qualifying Income" exists. If a participant leaves the Company for other than cause, the amount earned as of

                                   10
that date is accrued and paid to such participant, and the remaining amount allocable under the 1998 Plan is redistributed by the Compensation Committee and paid to the other participants.

     Notwithstanding any provisions of the 1998 Plan, in no event may the aggregate amount of all awards payable for any 1998 Plan year during which the Company remains a "business development company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards exceed such amount, the awards are reduced pro rata.

     The 1998 Plan may be modified, amended or terminated by the Board of Directors at any time; provided however, no such modification, amendment or termination may adversely affect any participant that has not consented to such modification or amendment.

     During 1999, the Company accrued profit-sharing expense of $8,110,908, bringing the cumulative accrual under the 1998 Plan to $9,434,467 at December 31, 1999. Approximately $8,295,916 represents a profit-sharing accrual on unrealized gains and will not be paid out until the gains are realized. In March 2000, the Company paid out 90 percent of the profit sharing on the 1999 realized gains of approximately $1,024,696; the remaining 10 percent or approximately $113,855 will be paid out on completion and filing of the Company's 1999 federal tax return.

     The 1998 Plan was terminated as of December 31, 1999, subject to the payment of amounts owed on realized 1999 gains under the 1998 Plan. The Harris & Harris Group Employee Profit-Sharing Plan was adopted as of January 1, 2000, with substantially the same terms as the 1998 Plan. (See Proposal 2 "Approval of Performance Goals Under the Harris & Harris Group, Inc. Employee Profit-Sharing Plan, effective as of January 1, 2000.")

401(k) Plan
-----------

     As of January 1, 1989, the Company adopted an employee benefits program covering substantially all employees of the Company under a 401(k) Plan and Trust Agreement. As of January 1, 1999, the Company adopted the Harris & Harris Pension Plan and Trust, a money purchase plan that would allow the

                                     11

Company to stay compliant with the 401(k) top-heavy regulations and deduction limitation regulations. Contributions to the plan are at the discretion of the Company. During 1999, contributions to both plans charged to operations totaled approximately $37,000.

Medical Benefits
----------------

     On June 30, 1994, the Company adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have 10 years of service with the Company and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Company. On February 10, 1997, the Company amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government provided or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Company provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 1999 the Company had a reserve of $317,600 for the plan.

Employment Agreement
--------------------

     On October 19, 1999, Charles E. Harris signed an Employment Agreement with the Company ("the Employment Agreement"), which superseded an employment agreement that was about to expire on December 31, 1999. The Employment Agreement expires on December 31, 2004 ("Term"); provided, on January 1, 2000 and on each day thereafter, the Term extends automatically by one day unless at any time the Company or Mr. Harris, by written notice, decides not to extend the Term, in which case the Term will expire five years from the date of the written notice.

     During the period of employment, Mr. Harris shall serve as the Chairman and Chief Executive Officer of the Company; be responsible for the general management of the affairs of the Company and all its subsidiaries, reporting directly to the Board of Directors of the Company; serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected; and serve, if elected, as President of the Company and as an officer and director of any subsidiary or affiliate of the Company.

     Mr. Harris is to receive compensation under his Employment Agreement in the form of base salary of $202,980, with automatic yearly adjustments to reflect inflation. In addition, the Board may increase such salary, and consequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris is also entitled to participate in the Company's Profit-Sharing Plan as well as in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites, and emoluments for which salaried employees are eligible. Under the Employment Agreement, the Company is to furnish Mr. Harris with certain perquisites which include a company car, membership in certain clubs and up to a $5,000 annual reimbursement for personal, financial or tax advice.

                                     12

     The Employment Agreement provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000; provides reimbursement for uninsured medical expenses, not to exceed $10,000 per annum, adjusted for inflation, over the period of the contract; provides Mr. Harris and spouse with long-term care insurance; and disability insurance in the amount of 100 percent of his base salary. These benefits are for the term of the contract.

     The Employment Agreement provides severance pay in the event of termination without cause or by constructive discharge as discussed below and also provides for certain death benefits payable to the surviving spouse equal to the executive's base salary for a period of two years.

     In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with the Company, effective August 15, 1990. The severance compensation agreement provides that if, following a change in control of the Company, as defined in the agreement, such individual's employment is terminated by the Company without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If Mr. Harris's termination is without cause or is a constructive discharge, the amount payable under the Employment Agreement will be reduced by the amounts paid pursuant to the severance compensation agreement.

SERP
----

     The Employment Agreement provides for the Company to adopt a supplemental executive retirement plan (the "SERP") for the benefit of Mr. Harris. Under the SERP, the Company will cause an amount equal to one-twelfth of the Mr. Harris's current base salary to be credited each month (a "Monthly Credit") to a special account maintained for this purpose on the books of the Company for the benefit of Mr. Harris (the "SERP Account"). The amounts credited to the SERP Account will be deemed invested or reinvested in such mutual funds or U.S. Government securities as determined by Mr. Harris. The SERP Account will be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. Mr. Harris's benefit under the SERP will equal the balance in the SERP Account and such benefit will always be 100 percent vested (i.e., not forfeitable). Mr. Harris will determine the form and timing of the distribution of the balance in the SERP Account; provided, however, in the event of the termination, the balance in the SERP Account will be distributed to Mr. Harris or his beneficiary, as the case may be, in a lump-sum payment within 30 days of such termination. The Company established a rabbi trust for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the SERP. During 1999, the Company accrued $41,442 in accordance with this provision of the SERP. Mr. Harris's rights to benefits pursuant to this SERP will be no greater than those of a general creditor of the Company.

                                      13

Compensation of Directors
-------------------------

                                    Pension Or
                                    Retirement
                                    Benefits     Estimated
                                    Accrued As   Annual       Total
                                    Part Of      Benefits     Compensation
Name of             Aggregate       Company's      Upon         Paid To
Director            Compensation    Expenses     Retirement   Directors
--------            ------------    ---------    ----------   ------------
C. Wayne Bardin       $13,000          - -          - -         $13,000

Phillip A. Bauman     $13,000          - -          - -         $13,000

G. Morgan Browne      $17,212 (1)      - -          - -         $17,212

Harry E. Ekblom       $14,637 (2)      - -          - -         $14,637

Dugald A. Fletcher    $17,000          - -          - -         $17,000

Glenn E. Mayer        $14,000          - -          - -         $14,000

William R. Polk       $14,479 (3)      - -          - -         $14,479

James E. Roberts      $17,000          - -          - -         $17,000

<F1>
(1) Includes $212 paid to Mr. Browne to reimburse him for travel expenses to attend Board meetings.

<F2>
(2) Includes $637 paid to Mr. Ekblom to reimburse him for travel expenses to attend Board meetings.

<F3>
(3) Mr. Polk did not stand for reelection to the Board of Directors at the 1999 Annual Meeting. Includes $9,479 paid to Mr. Polk to reimburse him for travel expenses to attend Board meetings.


     Effective June 18, 1998, directors who were not officers of the Company received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended in addition to a monthly retainer of $500. Prior to June 18, 1998, the directors were paid $500 for Committee meetings and no monthly retainer. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. The total compensation and reimbursement for expenses paid to all directors in 1999 was $120,328.

In 1998, the Board of Directors approved that effective January 1,
1998, 50 percent of all Director fees be used to purchase Company common stock from the Company. However, effective on March 1, 1999, the Directors began purchasing the Company's common stock in the open market, rather than from the Company. During 1999, the Directors bought a total of 5,816 shares directly from the Company and 23,489 shares in the open market.

                                    14

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

     Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 1999 complied with the filing requirements.

        APPROVAL OF PERFORMANCE GOALS UNDER THE HARRIS & HARRIS GROUP, INC.
           EMPLOYEE PROFIT-SHARING PLAN, EFFECTIVE AS OF JANUARY 1, 2000

                                (Proposal No. 2)

     The Company has adopted the Harris & Harris Group, Inc. Employee
Profit- Sharing Plan (the "Plan") to provide a special incentive for designated key employees of the Company ("Participants") to increase the future profits of the Company, by allowing the Participants to share in the historical after-tax profits of the Company. The Plan became effective as of January 1, 2000. (A prior version of the Plan, effective as of January 1, 1998 (the "1998 Plan"), was terminated by the Company as of December 31, 1999, subject to the payment of any amounts owed on the 1999 realized gains under the 1998 Plan.) Set forth below is a brief description of the principle features of the Plan. Such description is qualified in its entirety by the full text of the Plan, a copy of which is attached as Appendix A to this proxy statement. Reference to such exhibit should be made for a complete description of the Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers (collectively, "Covered Employees") to the extent that the compensation paid to any such Covered Employee exceeds $1 million in any tax year, unless the payment is made based upon the attainment of objective performance goals that are approved by the Company's shareholders. Pursuant to the requirements of Section 162(m) of the Code, the Company is seeking the approval of its shareholders of the performance goals under the Plan. (The Company is not seeking the approval of its shareholders to the other provisions of the Plan.) The performance goals of the Plan are summarized under "Performance Terms of the Plan."

                                    15

Performance Terms of the Plan
-----------------------------

     Under the Plan, awards will be made utilizing objective criteria for determining the maximum bonus awards for Covered Employees and other designated key employees. All employees of the Company are eligible for participation under the Plan. The Compensation Committee of the Company's Board of Directors (the "Committee") administers the Plan and designates employees for participation in the Plan. The Committee is comprised entirely of "outside directors" within the meaning of Section 162(m) of the Code.

     The Plan generally provides for profit sharing equal to a maximum of 20 percent of the net realized income of the Company for each Plan Year, as reflected on the Consolidated Statement of Operations of the Company for such year, less the non-qualifying gain, if any.

     Under the Plan, the net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carryovers from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered non-qualifying gain, which reduces Qualifying Income.

     As soon as practicable following each year-end audit, the Committee will determine whether, and if so, how much, Qualifying Income exists for a tax year, and 90 percent of each Participant's applicable percentage of the Qualifying Income will be paid out to the Participant pursuant to the Plan. The remaining 10 percent of the Participant's applicable percentage will be paid out after the Company has filed its federal tax return for the relevant tax year. The Committee establishes the applicable percentage for each Participant at the beginning of the tax year.

     The following are the current Participants in the Plan and the current percentages for each such Participant:

               OFFICER/EMPLOYEE              PERCENTAGE

               Charles E.  Harris             13.790%
               Mel P.  Melsheimer              4.233%
               Rachel M.  Pernia               1.524%
               Jacqueline M. Matthews          0.453%

                                  16

     If, during a tax year, a Participant's employment with the Company is terminated for any reason other than Cause (as defined in the Plan), the Participant will share in the Qualifying Income for that year and subsequent tax years (based on the Participant's applicable percentage in the termination year), but not to the extent of post-termination gains. Similarly, if a new employee becomes a Participant in a tax year, he or she will share in the Qualifying Income for that year and subsequent tax years (based on the Participant's applicable percentage in each such year), but not to the extent of pre-participation gains.

     Notwithstanding any provisions of the Plan, in no event may the aggregate amount of all awards payable for any tax year during which the Company remains a business development company ("BDC") within the meaning of the Investment Company Act of 1940, as amended ("1940 Act") be greater than the maximum percentage of the Company's "net income after taxes" (within the meaning of Section 57(n)(1)(B) of the 1940 Act) permitted to be paid as profit sharing under the 1940 Act or other applicable law. In the event the awards exceed such amount, the awards will be reduced on a pro-rata basis.

Other Aspects of the Plan
-------------------------

     The Plan may be modified, amended or terminated by the Committee at any time; provided, however, no such modification, amendment or termination may adversely affect any Participant who has not consented to such modification, amendment or termination.

     The Company calculates the Plan accrual at the end of each calendar quarter, based on the Company's realized and unrealized gains at that date, net of operating expenses for the year. Any adjustments to the Plan accrual are then reflected in the Consolidated Statements of Operations for the quarter. The Plan accrual is not paid out until gains are realized.

     During 1999, the Company accrued profit-sharing expense of $8,110,908, bringing the cumulative accrual under the 1998 Plan to $9,434,467 at December 31, 1999. Approximately $8,295,916 represents a profit-sharing accrual on unrealized gains and will not be paid out until the gains are realized. In March 2000, the Company paid out 90 percent of the profit sharing on the 1999 realized gains of approximately $1,024,696; the remaining 10 percent or approximately $113,855 will be paid out on completion and filing of the Company's 1999 federal tax return. The amounts to be paid out under the 1998 Plan for the 1999 year are shown in the "Summary Compensation Table."

                                     17

Federal Income Tax Consequences
-------------------------------

     A Participant will realize income at the time an award is paid to the Participant under the Plan. The Company will be entitled to a deduction for the amount of the award at the same time, provided that, with respect to the deduction to be taken for any award paid to a Covered Employee that exceeds, when combined with other compensation paid to that individual, $1 million for the applicable tax year, shareholder approval of the Plan's performance goals is obtained and the Award qualifies for deduction under Section 162(m) of the Code.

Vote Required
-------------

     Approval of the performance goals described above must receive the affirmative vote of the holders of a majority of votes cast at the meeting, in person or by proxy on this proposal. If the Shareholders do not approve the performance goals, the Company could implement the 2000 Plan or modify or terminate the 2000 Plan. At present, the Company has no plans to take any particular action in the event of a negative Shareholder vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PERFORMANCE GOALS UNDER THE HARRIS & HARRIS GROUP, INC. EMPLOYEE PROFIT-SHARING PLAN INCLUDED IN PROPOSAL 2.


PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS
                   FISCAL YEAR ENDING DECEMBER 31, 2000
                            (Proposal No. 3)

     Arthur Andersen LLP has been selected as the independent accountant to audit the accounts of the Company for and during the fiscal year ending December 31, 2000 by a majority of the Company's Board of Directors, including a majority of the Directors who are not interested persons of the Company, by vote cast in person. This selection is subject to ratification or rejection by the stockholders of the Company. The Company knows of no direct or indirect financial interest of Arthur Andersen LLP in the Company.

     A representative of Arthur Andersen LLP is not expected to be present at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2000.

                                18

                           OTHER BUSINESS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                19

                     SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented for inclusion in the Company's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 2000 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than November 29, 2000, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2001 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

     Under the Company's Bylaws, nominations for Director may be made only by the Board or the Nominating Committee, or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders. The Bylaws also provide that no business may be brought before an annual meeting of the stockholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the Company does not have notice of the matter at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by the advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Stockholders expected to be held on April 26, 2001, stockholders must submit such written notice to the Secretary of the Company on or before December 29, 2000.

     A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.

                          ------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE OFFICE OF THE TREASURER OF HARRIS & HARRIS GROUP, INC., ONE ROCKEFELLER PLAZA, SUITE 1430, NEW YORK, NY 10020.

                                       By Order of the Board of Directors

New York, New York                     Rachel M. Pernia
March 29, 2000                         Secretary

                                    20